Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

CANADIAN IMPERIAL BANK OF COMMERCE

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees Previously Paid	Other	Unallocated (Universal) Shelf	(1)	457(o)	8,250,000,000	$	$8,250,000,000.00			$1,217,700.00				$
Carry Forward Securities
Carry Forward Securities	Other	Unallocated (Universal) Shelf	(2)	415(a)(6)	11,750,000,000	$	$11,750,000,000.00		$		F-3	333-273505	09/06/2023		$1,542,800.00

Total Offering Amounts:							$20,000,000,000.00			1,217,700.00
Total Fees Previously Paid:										1,217,700.00
Total Fee Offsets:										0.00
Net Fee Due:										$0.00

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Offering Note(s)

(1)	The prospectus supplement to which this Exhibit is attached is a final prospectus and relates to the non-automatic shelf registration on Form F-3 (File No. 333-282307) filed by the Registrant for the sale of up to US$20,000,000,000 of the Registrant's securities, which became effective on October 2, 2024 (the "Registration Statement"). The Registrant carried over US$11,750,000,000 of unsold securities (and the associated US$1,542,800 previously paid filing fee) that previously were registered by the Registrant on Form F-3 (File No. 333-273505). Pursuant to the Registration Statement, the Registrant paid a registration fee of US$1,217,700. Such prior registration fee was estimated solely to calculate the registration fee in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, under the Securities Act of 1933, as amended (the “Securities Act”). Prior to the offering to which this prospectus supplement relates, US$12,550,000,000 of securities have been issued under the Registration Statement.
(2)	The offering to which this prospectus supplement relates includes US$500,000,000 6.750% Fixed Rate Reset Limited Recourse Capital Notes Series 10 (Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness). Based on a fee rate of US$0.000138, the aggregate registration fee totals US$69,050. Such registration fee was estimated solely to calculate the registration fee in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, under the Securities Act.

In connection with the issuance of 6.750% Fixed Rate Reset Limited Recourse Capital Notes Series 10 (Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness) (the “Notes”), the Registrant is issuing 500,000 Non-Cumulative 5 Year Fixed Rate Reset Class A Preferred Shares Series 65 (Non-Viability Contingent Capital (NVCC)) (the “Preferred Shares”) to Computershare Trust Company of Canada, as trustee of CIBC LRCN Limited Recourse Trust, which will hold legal title to the Preferred Shares in trust as trustee for the benefit of the Registrant and, in particular, to satisfy the recourse of holders of the Notes. The maximum aggregate offering price of the offering of the Notes and Preferred Shares issued in connection therewith is US$500,000,000.

The amount registered includes an indeterminate number of common shares (the “Common Shares”) issuable upon a Trigger Event, as defined in the Registration Statement. Upon a Trigger Event, each Preferred Share will automatically and immediately be converted, on a full and permanent basis, without the consent of the holder thereof, into the number of fully-paid and non-assessable Common Shares based on the Conversion Price, as defined in the Registration Statement. Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is required for the Common Shares issuable upon conversion of the Preferred Shares because no additional consideration will be received in connection with the conversion of the Preferred Shares.